ITEM 1. REPORTS TO STOCKHOLDERS.

BLACK DIAMOND FUNDS

Principal Protected 500 Series I
Principal Protected 100 Series I
Principal Protected 2000 Series I
Principal Protected 400 Series I
Principal Protected LS Series I

SEMI-ANNUAL REPORT
June 30, 2003

                              BLACK DIAMOND FUNDS
                       SEMI-ANNUAL REPORT TO SHAREHOLDERS
                                 JUNE 30, 2003



Dear Shareholders:

We are pleased to report on June 30, 2003 Black Diamond Asset Management closed the offerings on its five Black Diamond Principal Protected Funds Series I benchmarked against the S&P 500, S&P MidCap 400, Russell 2000, NASDAQ 100 and the CSFB Tremont Hedge Fund Long/Short Equity Indexes. Prior to implementation of the Funds investment strategy in early July 2003, all assets raised during the offering period were invested in short-term U.S. Treasury Bonds and cash equivalents.

We thank you for entrusting us to manage, grow and protect your investment assets over the next seven years. We are confident in our ability, and that of our subadviser, Broadmark Asset Management, to achieve the stated investment objectives of the Funds over the investment period.

Broadmark's investment models, which analyze a number of factors such as investor sentiment in the equity markets, interest rates, price/earnings multiples, trading volumes and other key economic indicators over the near and long-term, suggest that we can expect substantial market volatility (up and down movement within a narrow range) for an extended period of time. This volatility is fueled primarily by overvalued stock prices, an uncertain interest rate environment, and general market speculation. As such, we believe that our alternative investment strategy of trading options on the various leading stock indices based on changes in market trends, coupled with holding Zero Coupon U.S. Treasury Bonds to maturity, will provide you with the best long-term opportunity to capture the upside potential of the equity markets, while at the same time attempting to provide you with downside risk protection.

We are confident that long-term opportunities exist for patient investors in the markets, and seek to reward your patience and trust in our money management team to play a meaningful role in meeting your overall investment needs. We hope that each of you had an enjoyable summer.


Sincerely,

 /s/ Larry B. Schweiger

Larry B. Schweiger
Chairman

BLACK DIAMOND FUNDS
Statements of Assets and Liabilities
June 30, 2003 (Unaudited)


                                                         PRINCIPAL     PRINCIPAL
                                                         PROTECTED     PROTECTED
                                                        500 SERIES I  100 SERIES I
                                                        ------------  ------------
ASSETS:
Cash . . . . . . . . . . . . . . . . . . . . . . . . . .  $5,905,345   $3,740,625
Deferred Offering Costs (Note 8) . . . . . . . . . . . .     133,600      133,600
Receivables:
 Series Shares Sold. . . . . . . . . . . . . . . . . . .     446,672      715,675
                                                          ----------   ----------
 TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . .   6,485,617    4,589,900
                                                          ----------   ----------
LIABILITIES:
Offering Costs Payable (Note 8). . . . . . . . . . . . .     133,600      133,600
Payables:
 Shareholder Reports . . . . . . . . . . . . . . . . . .         404          167
 Trustees' Fees (Note D) . . . . . . . . . . . . . . . .         323          134
 Professional Services . . . . . . . . . . . . . . . . .         404          167
Accrued Expenses . . . . . . . . . . . . . . . . . . . .          36           15
                                                          ----------   ----------
 TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . .     134,767      134,083
                                                          ----------   ----------
 NET ASSETS  . . . . . . . . . . . . . . . . . . . . . .  $6,350,850   $4,455,817
                                                          ==========   ==========
NET ASSETS CONSIST OF:
Paid-in Capital. . . . . . . . . . . . . . . . . . . . .  $6,347,427   $4,454,655
Undistributed Net Investment Income. . . . . . . . . . .       3,423        1,162
                                                          ----------   ----------
 NET ASSETS  . . . . . . . . . . . . . . . . . . . . . .  $6,350,850   $4,455,817
                                                          ==========   ==========
MAXIMUM OFFERING PRICE PER SHARE:
BLUE SHARES:
Net Assets . . . . . . . . . . . . . . . . . . . . . . .   $5,391,616   $4,153,835
                                                           ----------   ----------
Shares Outstanding (unlimited authorized, $.01 par value)     538,663      414,997
                                                           ----------   ----------
NET ASSET VALUE PER SHARE  . . . . . . . . . . . . . . .   $    10.01   $    10.01
                                                           ----------   ----------
MAXIMUM OFFERING PRICE PER SHARE (Net Asset Value Per
 Share/(100%-4.25% offering price) . . . . . . . . . . .   $    10.45   $    10.45
                                                           -----------  ----------
GREEN SHARES:
Net Assets . . . . . . . . . . . . . . . . . . . . . . .   $  949,222   $  291,970
                                                           ----------   ----------
Shares Outstanding (unlimited authorized, $.01 par value)      94,812       29,164
                                                           ----------   ----------
NET ASSET VALUE PER SHARE  . . . . . . . . . . . . . . .   $    10.01   $    10.01
                                                           ----------   ----------
MAXIMUM OFFERING PRICE PER SHARE (Net Asset Value Per
 Share/(100%-3.25% offering price) . . . . . . . . . . .   $    10.35   $    10.35
                                                           ----------   ----------
SILVER SHARES:
Net Assets . . . . . . . . . . . . . . . . . . . . . . .   $    5,006   $    5,006
                                                           ----------   ----------
Shares Outstanding (unlimited authorized, $.01 par value)         500          500
                                                           ----------   ----------
NET ASSET VALUE PER SHARE  . . . . . . . . . . . . . . .   $    10.01   $    10.01
                                                           ----------   ----------
MAXIMUM OFFERING PRICE PER SHARE (Net Asset Value Per
 Share/(100%-2.25% offering price) . . . . . . . . . . .   $    10.24   $    10.24
                                                           ----------   ----------
GOLD SHARES:
Net Assets . . . . . . . . . . . . . . . . . . . . . . .   $    5,006   $    5,006
                                                           ----------   ----------
Shares Outstanding (unlimited authorized, $.01 par value)         500          500
                                                           ----------   ----------
NET ASSET VALUE PER SHARE  . . . . . . . . . . . . . . .   $    10.01   $    10.01
                                                           ----------   ----------
MAXIMUM OFFERING PRICE PER SHARE (Net Asset Value Per
 Share/(100%-1.25% offering price) . . . . . . . . . . .   $    10.14   $    10.14
                                                           ----------   ----------
                                                          PRINCIPAL
                                                          PROTECTED
                                                         2000 SERIES I
                                                         -------------
ASSETS:
Cash . . . . . . . . . . . . . . . . . . . . . . . . . .   $2,294,085
Deferred Offering Costs (Note 8) . . . . . . . . . . . .      133,600
Receivables:
 Series Shares Sold. . . . . . . . . . . . . . . . . . .      488,782
                                                           ----------
 TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . .    2,916,467
                                                           ----------
LIABILITIES:
Offering Costs Payable (Note 8). . . . . . . . . . . . .      133,600
Payables:
 Shareholder Reports . . . . . . . . . . . . . . . . . .          125
 Trustees' Fees (Note D) . . . . . . . . . . . . . . . .          100
 Professional Services . . . . . . . . . . . . . . . . .          125
Accrued Expenses . . . . . . . . . . . . . . . . . . . .           11
                                                           ----------
 TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . .      133,961
                                                           ----------
 NET ASSETS  . . . . . . . . . . . . . . . . . . . . . .   $2,782,506
                                                           ==========
NET ASSETS CONSIST OF:
Paid-in Capital. . . . . . . . . . . . . . . . . . . . .   $2,781,516
Undistributed Net Investment Income. . . . . . . . . . .          990
                                                           ----------
 NET ASSETS  . . . . . . . . . . . . . . . . . . . . . .   $2,782,506
                                                           ==========
MAXIMUM OFFERING PRICE PER SHARE:
BLUE SHARES:
Net Assets . . . . . . . . . . . . . . . . . . . . . . .   $2,671,606
                                                           ----------
Shares Outstanding (unlimited authorized, $.01 par value)     266,893
                                                           ----------
NET ASSET VALUE PER SHARE  . . . . . . . . . . . . . . .   $    10.01
                                                           ----------
MAXIMUM OFFERING PRICE PER SHARE (Net Asset Value Per
 Share/(100%-4.25% offering price) . . . . . . . . . . .   $    10.45
                                                           ----------
GREEN SHARES:
Net Assets . . . . . . . . . . . . . . . . . . . . . . .   $  100,888
                                                           ----------
Shares Outstanding (unlimited authorized, $.01 par value)      10,075
                                                           ----------
NET ASSET VALUE PER SHARE  . . . . . . . . . . . . . . .   $    10.01
                                                           ----------
MAXIMUM OFFERING PRICE PER SHARE (Net Asset Value Per
 Share/(100%-3.25% offering price) . . . . . . . . . . .   $    10.35
                                                           ----------
SILVER SHARES:
Net Assets . . . . . . . . . . . . . . . . . . . . . . .   $    5,006
                                                           ----------
Shares Outstanding (unlimited authorized, $.01 par value)         500
                                                           ----------
NET ASSET VALUE PER SHARE  . . . . . . . . . . . . . . .   $    10.01
                                                           ----------
MAXIMUM OFFERING PRICE PER SHARE (Net Asset Value Per
 Share/(100%-2.25% offering price) . . . . . . . . . . .   $    10.24
                                                           ----------
GOLD SHARES:
Net Assets . . . . . . . . . . . . . . . . . . . . . . .   $    5,006
                                                           ----------
Shares Outstanding (unlimited authorized, $.01 par value)         500
                                                           ----------
NET ASSET VALUE PER SHARE  . . . . . . . . . . . . . . .   $    10.01
                                                           ----------
MAXIMUM OFFERING PRICE PER SHARE (Net Asset Value Per
 Share/(100%-1.25% offering price) . . . . . . . . . . .   $    10.14
                                                           ----------
                                                         PRINCIPAL    PRINCIPAL
                                                         PROTECTED    PROTECTED
                                                        400 SERIES I  LS SERIES I
                                                        ------------  -----------
ASSETS:
Cash . . . . . . . . . . . . . . . . . . . . . . . . . . $2,313,546   $2,667,645
Deferred Offering Costs (Note 8) . . . . . . . . . . . .    133,600      133,600
Receivables:
 Series Shares Sold. . . . . . . . . . . . . . . . . . .    537,731      261,769
                                                         ----------   ----------
 TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . .  2,984,877    3,063,014
                                                         ----------   ----------
LIABILITIES:
Offering Costs Payable (Note 8). . . . . . . . . . . . .    133,600      133,600
Payables:
 Shareholder Reports . . . . . . . . . . . . . . . . . .        124          130
 Trustees' Fees (Note D) . . . . . . . . . . . . . . . .        100          104
 Professional Services . . . . . . . . . . . . . . . . .        125          130
Accrued Expenses . . . . . . . . . . . . . . . . . . . .         11           11
                                                         ----------   ----------
 TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . .    133,960      133,975
                                                         ----------   ----------
 NET ASSETS  . . . . . . . . . . . . . . . . . . . . . . $2,850,917   $2,929,039
                                                         ==========   ==========
NET ASSETS CONSIST OF:
Paid-in Capital. . . . . . . . . . . . . . . . . . . . . $2,849,927   $2,928,205
Undistributed Net Investment Income. . . . . . . . . . .        990          834
                                                         ----------   ----------
 NET ASSETS  . . . . . . . . . . . . . . . . . . . . . . $2,850,917   $2,929,039
                                                         ==========   ==========
MAXIMUM OFFERING PRICE PER SHARE:
BLUE SHARES:
Net Assets . . . . . . . . . . . . . . . . . . . . . . .  $2,740,017   $2,527,994
                                                          ----------   ----------
Shares Outstanding (unlimited authorized, $.01 par value)    273,728      252,541
                                                          ----------   ----------
NET ASSET VALUE PER SHARE  . . . . . . . . . . . . . . .  $   $10.01   $    10.01
                                                          ----------   ----------
MAXIMUM OFFERING PRICE PER SHARE (Net Asset Value Per
 Share/(100%-4.25% offering price) . . . . . . . . . . .  $    10.45   $    10.45
                                                          ----------   ----------
GREEN SHARES:
Net Assets . . . . . . . . . . . . . . . . . . . . . . .  $  100,888   $  391,033
                                                          ----------   ----------
Shares Outstanding (unlimited authorized, $.01 par value)     10,075       39,061
                                                          ----------   ----------
NET ASSET VALUE PER SHARE  . . . . . . . . . . . . . . .  $   $10.01   $    10.01
                                                          ----------   ----------
MAXIMUM OFFERING PRICE PER SHARE (Net Asset Value Per
 Share/(100%-3.25% offering price) . . . . . . . . . . .  $    10.35   $    10.35
                                                          ----------   ----------
SILVER SHARES:
Net Assets . . . . . . . . . . . . . . . . . . . . . . .  $    5,006   $    5,006
                                                          ----------   ----------
Shares Outstanding (unlimited authorized, $.01 par value)        500          500
                                                          ----------   ----------
NET ASSET VALUE PER SHARE  . . . . . . . . . . . . . . .  $   $10.01   $    10.01
                                                          ----------   ----------
MAXIMUM OFFERING PRICE PER SHARE (Net Asset Value Per
 Share/(100%-2.25% offering price) . . . . . . . . . . .  $    10.24   $    10.24
                                                          ----------   ----------
GOLD SHARES:
Net Assets . . . . . . . . . . . . . . . . . . . . . . .  $    5,006   $    5,006
                                                          ----------   ----------
Shares Outstanding (unlimited authorized, $.01 par value)        500          500
                                                          ----------   ----------
NET ASSET VALUE PER SHARE  . . . . . . . . . . . . . . .  $   $10.01   $    10.01
                                                          ----------   ----------
MAXIMUM OFFERING PRICE PER SHARE (Net Asset Value Per
 Share/(100%-1.25% offering price) . . . . . . . . . . .  $    10.14   $    10.14
                                                          ----------   ----------

The accompanying notes are an integral part of the financial statements.

BLACK DIAMOND FUNDS
Statements of Operations
For the Period Ended June 30, 2003 (Unaudited)


                                                        PRINCIPAL    PRINCIPAL
                                                        PROTECTED    PROTECTED
                                                      500 SERIES I*  100 SERIES I*
                                                      -------------  -------------
INVESTMENT INCOME:
Interest . . . . . . . . . . . . . . . . . . . . . .    $4,590           $1,645
                                                        ------           ------
EXPENSES:
Shareholder Reports. . . . . . . . . . . . . . . . .       404              167
Trustees' Fees and Expenses (Note D) . . . . . . . .       323              134
Professional Services. . . . . . . . . . . . . . . .       404              167
Other. . . . . . . . . . . . . . . . . . . . . . . .        36               15
                                                        ------           ------
 NET EXPENSES  . . . . . . . . . . . . . . . . . . .     1,167              483
                                                        ------           ------
 NET INVESTMENT INCOME . . . . . . . . . . . . . . .      3,423            1,162
                                                        -------           ------
 NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS    $3,423           $1,162
                                                        =======           ======
                                                          PRINCIPAL
                                                          PROTECTED
                                                        2000 SERIES I*
                                                        -------------
INVESTMENT INCOME:
Interest . . . . . . . . . . . . . . . . . . . . . .      $1,351
                                                          ------
EXPENSES:
Shareholder Reports. . . . . . . . . . . . . . . . .         125
Trustees' Fees and Expenses (Note D) . . . . . . . .         100
Professional Services. . . . . . . . . . . . . . . .         125
Other. . . . . . . . . . . . . . . . . . . . . . . .          11
                                                          ------
 NET EXPENSES  . . . . . . . . . . . . . . . . . . .         361
                                                          ------
 NET INVESTMENT INCOME . . . . . . . . . . . . . . .         990
                                                          ------
 NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS     $  990
                                                          ======
                                                           PRINCIPAL    PRINCIPAL
                                                           PROTECTED    PROTECTED
                                                         400 SERIES I* LS SERIES I*
                                                         ------------  ------------
INVESTMENT INCOME:
Interest . . . . . . . . . . . . . . . . . . . . . .        $1,350       $1,209
                                                            ------       ------
EXPENSES:
Shareholder Reports. . . . . . . . . . . . . . . . .           124          130
Trustees' Fees and Expenses (Note D) . . . . . . . .           100          104
Professional Services. . . . . . . . . . . . . . . .           125          130
Other. . . . . . . . . . . . . . . . . . . . . . . .            11           11
                                                            ------       ------
 NET EXPENSES  . . . . . . . . . . . . . . . . . . .           360          375
                                                            ------       ------
 NET INVESTMENT INCOME . . . . . . . . . . . . . . .           990          834
                                                            ------       ------
 NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS       $  990       $  834
                                                            ======       ======




Statements of Changes in Net Assets
For the Period Ended June 30, 2003 (Unaudited)

                                                            PRINCIPAL      PRINCIPAL
                                                            PROTECTED      PROTECTED
                                                          500 SERIES I*  100 SERIES I*
                                                          -------------  -------------
OPERATIONS:
Net Investment Income . . . . . . . . . . . . . . . . .    $    3,423    $    1,162
                                                           ----------    ----------
CAPITAL SHARE TRANSACTIONS BY CLASS:
Blue Shares
 Shares Sold. . . . . . . . . . . . . . . . . . . . . .     5,403,359     4,157,882
 Shares Redeemed. . . . . . . . . . . . . . . . . . . .       (19,197)      (10,010)
                                                           ----------    ----------
Total Blue Shares Transactions. . . . . . . . . . . . .     5,384,162     4,147,872
                                                           ----------    ----------
Green Shares
 Shares Sold. . . . . . . . . . . . . . . . . . . . . .       943,265       286,783
                                                           ----------    ----------
Silver Shares
 Shares Sold. . . . . . . . . . . . . . . . . . . . . .            --            --
                                                           ----------    ----------
Gold Shares
 Shares Sold. . . . . . . . . . . . . . . . . . . . . .            --            --
                                                          -----------    ----------
 Net Increase in Net Assets Resulting from Capital
  Share Transactions. . . . . . . . . . . . . . . . . .     6,327,427     4,434,655
                                                          -----------    ----------
 INCREASE IN NET ASSETS . . . . . . . . . . . . . . . .     6,330,850     4,435,817
 NET ASSETS, BEGINNING OF PERIOD  . . . . . . . . . . .        20,000        20,000
                                                           ----------    ----------
 NET ASSETS, END OF PERIOD  . . . . . . . . . . . . . .    $6,350,850    $4,455,817
                                                          ===========    ==========
 Undistributed Net Investment Income Included in End of
  Period Net Assets . . . . . . . . . . . . . . . . . .    $    3,423    $    1,162
                                                           ==========    ==========
                                                             PRINCIPAL
                                                             PROTECTED
                                                          2000 SERIES I*
                                                          --------------
OPERATIONS:
Net Investment Income . . . . . . . . . . . . . . . . .     $      990
                                                            ----------
CAPITAL SHARE TRANSACTIONS BY CLASS:
Blue Shares
 Shares Sold. . . . . . . . . . . . . . . . . . . . . .      2,665,762
 Shares Redeemed. . . . . . . . . . . . . . . . . . . .             --
                                                            ----------
Total Blue Shares Transactions. . . . . . . . . . . . .      2,665,762
                                                            ----------
Green Shares
 Shares Sold. . . . . . . . . . . . . . . . . . . . . .         95,754
                                                            ----------
Silver Shares
 Shares Sold. . . . . . . . . . . . . . . . . . . . . .             --
                                                            ----------
Gold Shares
 Shares Sold. . . . . . . . . . . . . . . . . . . . . .             --
                                                            ----------
 Net Increase in Net Assets Resulting from Capital
  Share Transactions. . . . . . . . . . . . . . . . . .      2,761,516
                                                            ----------
 INCREASE IN NET ASSETS . . . . . . . . . . . . . . . .      2,762,506
 NET ASSETS, BEGINNING OF PERIOD  . . . . . . . . . . .         20,000
                                                            ----------
 NET ASSETS, END OF PERIOD  . . . . . . . . . . . . . .     $2,782,506
                                                            ==========
 Undistributed Net Investment Income Included in End of
  Period Net Assets . . . . . . . . . . . . . . . . . .     $      990
                                                            ==========
                                                           PRINCIPAL      PRINCIPAL
                                                           PROTECTED      PROTECTED
                                                          400 SERIES I*  LS SERIES I*
                                                          -------------  ------------
OPERATIONS:
Net Investment Income . . . . . . . . . . . . . . . . .    $      990    $      834
                                                           ----------    ----------
CAPITAL SHARE TRANSACTIONS BY CLASS:
Blue Shares
 Shares Sold. . . . . . . . . . . . . . . . . . . . . .     2,734,173     2,522,306
 Shares Redeemed. . . . . . . . . . . . . . . . . . . .            --            --
                                                           ----------    ----------
Total Blue Shares Transactions. . . . . . . . . . . . .     2,734,173     2,522,306
                                                           ----------    ----------
Green Shares
 Shares Sold. . . . . . . . . . . . . . . . . . . . . .        95,754       385,899
                                                           ----------    ----------
Silver Shares
 Shares Sold. . . . . . . . . . . . . . . . . . . . . .           --            --
                                                           ----------    ----------
Gold Shares
 Shares Sold. . . . . . . . . . . . . . . . . . . . . .           --            --
                                                           ----------    ----------
 Net Increase in Net Assets Resulting from Capital
  Share Transactions. . . . . . . . . . . . . . . . . .     2,829,927     2,908,205
                                                           ----------    ----------
 INCREASE IN NET ASSETS . . . . . . . . . . . . . . . .     2,830,917     2,909,039
 NET ASSETS, BEGINNING OF PERIOD  . . . . . . . . . . .        20,000        20,000
                                                           ----------    ----------
 NET ASSETS, END OF PERIOD  . . . . . . . . . . . . . .    $2,850,917    $2,929,039
                                                           ==========    ==========
 Undistributed Net Investment Income Included in End of
  Period Net Assets . . . . . . . . . . . . . . . . . .    $      990    $      834
                                                           ==========    ==========


* Commenced operations on April 17, 2003.

The accompanying notes are an integral part of the financial statements.

BLACK DIAMOND FUNDS
Financial Highlights
Period from April 17, 2003* to June 30, 2003 (Unaudited)
The tables below sets forth financial data for one share of capital stock outstanding throughout the period presented




Principal Protected 500 Series I

                                BLUE       GREEN       SILVER        GOLD
                               SHARES      SHARES      SHARES       SHARES
                               ------      ------      ------       ------
NET ASSET VALUE, BEGINNING OF
 PERIOD  . . . . . . . . . .   $10.00      $10.00      $10.00       $10.00
                               ------      ------      ------       ------
INCOME FROM INVESTMENT
 OPERATIONS:
Net Investment Income. . . .     0.01        0.01        0.01         0.01
                               ------      ------      ------       ------
Net Asset Value, End of
 Period. . . . . . . . . . .   $10.01      $10.01      $10.01       $10.01
                               ======      ======      ======       ======
Total Return (a) . . . . . .     0.10%**     0.10%**     0.10%**      0.10%**
                               ======      ======      ======       ======
RATIOS AND SUPPLEMENTAL DATA:
Net Assets, End of Period (in
 Thousands). . . . . . . . .   $5,392      $  949      $    5       $    5
Ratio of Expenses to Average
 Net Assets. . . . . . . . .     0.20%***    0.20%***    0.20%***     0.20%***
Ratio of Net Investment
 Income to Average Net Assets    0.60%***    0.60%***    0.60%***     0.60%***
Portfolio Turnover Rate. . .        0%**        0%**        0%**         0%**



Principal Protected 100 Series I

                                   BLUE          GREEN       SILVER        GOLD
                                  SHARES         SHARES      SHARES       SHARES
                                  ------         ------      ------       ------
NET ASSET VALUE, BEGINNING OF
 PERIOD . . . . . . . . . . .   $     10.00      $10.00      $10.00       $10.00
                                -----------      ------      ------       ------
INCOME FROM INVESTMENT
 OPERATIONS:
Net Investment Income . . . .          0.01        0.01        0.01         0.01
                                -----------      ------      ------       ------
Net Asset Value, End of Period  $     10.01      $10.01      $10.01       $10.01
                                ===========      ======      ======       ======
Total Return (a). . . . . . .          0.10%**     0.10%**     0.10%**      0.10%**
                                ===========      ======      ======       ======
RATIOS AND SUPPLEMENTAL DATA:
Net Assets, End of Period (in
 Thousands) . . . . . . . . .        $4,154      $  292      $    5       $    5
Ratio of Expenses to Average
 Net Assets . . . . . . . . .          0.20%***    0.20%***    0.20%***     0.20%***
Ratio of Net Investment Income
 to Average Net Assets. . . .          0.49%***    0.49%***    0.49%***     0.49%***
PortfolioTurnover Rate. . . .             0%**        0%**        0%**         0%**



Principal Protected 2000 Series I

                                      BLUE       GREEN       SILVER        GOLD
                                     SHARES      SHARES      SHARES       SHARES
                                     ------      ------      ------       ------
NET ASSET VALUE, BEGINNING OF
 PERIOD  . . . . . . . . . . .   $     10.00      $10.00      $10.00       $10.00
                                 -----------      ------      ------       ------
INCOME FROM INVESTMENT
 OPERATIONS:
Net Investment Income. . . . .          0.01        0.01        0.01         0.01
                                 -----------      ------      ------       ------
Net Asset Value, End of Period   $     10.01      $10.01      $10.01       $10.01
                                 ===========      ======      ======       ======
Total Return (a) . . . . . . .          0.10%**     0.10%**     0.10%**      0.10%**
                                 ===========      ======      ======       ======
RATIOS AND SUPPLEMENTAL DATA:
Net Assets, End of Period (in
 Thousands). . . . . . . . . .        $2,672      $  101      $    5       $    5
Ratio of Expenses to Average
 Net Assets. . . . . . . . . .          0.20%***    0.20%***    0.20%***     0.20%***
Ratio of Net Investment Income
 to Average Net Assets . . . .          0.56%***    0.56%***    0.56%***     0.56%***
Portfolio Turnover Rate. . . .             0%**        0%**        0%**         0%**

* Commencement of operations.
** Non-Annualized.
*** Annualized.
(a) Assumes reinvestment of all dividends and distributions for the period, if any, and does not include payment of the maximum sales charge.
  Total returns do not reflect the deduction of taxes that a shareholder would pay on Series distributions or the redemption of Series shares.
The accompanying notes are an integral part of the financial statements.

BLACK DIAMOND FUNDS
Financial Highlights
Period from April 17, 2003* to June 30, 2003 (Unaudited)
The tables below sets forth financial data for one share of capital stock outstanding throughout the period presented



Principal Protected 400 Series I

                             BLUE          GREEN       SILVER        GOLD
                            SHARES         SHARES      SHARES       SHARES
                            ------         ------      ------       ------
NET ASSET VALUE,
 BEGINNING OF PERIOD  .   $     10.00      $10.00      $10.00       $10.00
                          -----------      ------      ------       ------
INCOME FROM INVESTMENT
 OPERATIONS:
Net Investment Income .          0.01        0.01        0.01         0.01
                          -----------      ------      ------       ------
Net Asset Value, End of
 Period . . . . . . . .   $     10.01      $10.01      $10.01       $10.01
                          ===========      ======      ======       ======
Total Return (a). . . .          0.10%**     0.10%**     0.10%**      0.10%**
                          ===========      ======      ======       ======
RATIOS AND SUPPLEMENTAL
 DATA:
Net Assets, End of
 Period (in Thousands).        $2,740      $  101      $    5       $    5
Ratio of Expenses to
 Average Net Assets . .          0.20%***    0.20%***    0.20%***     0.20%***
Ratio of Net Investment
 Income to Average Net
 Assets . . . . . . . .          0.56%***    0.56%***    0.56%***     0.56%***
Portfolio Turnover Rate             0%**        0%**        0%**         0%**



Principal Protected LS Series I

                                  BLUE          GREEN       SILVER        GOLD
                                 SHARES         SHARES      SHARES       SHARES
                                 ------         ------      ------       ------
NET ASSET VALUE, BEGINNING OF
 PERIOD  . . . . . . . . . .   $     10.00      $10.00      $10.00       $10.00
                               -----------      ------      ------       ------
INCOME FROM INVESTMENT
 OPERATIONS:
Net Investment Income. . . .          0.01        0.01        0.01         0.01
                               -----------      ------      ------       ------
Net Asset Value, End of
 Period. . . . . . . . . . .   $     10.01      $10.01      $10.01       $10.01
                               ===========      ======      ======       ======
Total Return (a) . . . . . .          0.10%**     0.10%**     0.10%**      0.10%**
                               ===========      ======      ======       ======
RATIOS AND SUPPLEMENTAL DATA:
Net assets, End of Period (in
 Thousands). . . . . . . . .        $2,528      $  391      $    5       $    5
Ratio of Expenses to Average
 Net Assets. . . . . . . . .          0.20%***    0.20%***    0.20%***     0.20%***
Ratio of Net Investment
 Income to Average Net Assets         0.45%***    0.45%***    0.45%***     0.45%***
Portfolio Turnover Rate. . .             0%**        0%**        0%**         0%**

* Commencement of operations.
** Non-Annualized.
*** Annualized.
(a) Assumes reinvestment of all dividends and distributions for the period, if any, and does not include payment of the maximum sales charge.
  Total returns do not reflect the deduction of taxes that a shareholder would pay on Series distributions or the redemption of Series shares.
The accompanying notes are an integral part of the financial statements.

BLACK DIAMOND FUNDS
Notes to Financial Statements
June 30, 2003 (Unaudited)

Black Diamond Funds (the "Trust") was organized as a Delaware business trust on March 26, 2002. The Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end investment company. At June 30, 2003, the Trust was comprised of five funds, specifically, Black Diamond Principal Protected 500 Series I, Black Diamond Principal Protected 100 Series I, Black Diamond Principal Protected 2000 Series I and Black Diamond Principal Protected 400 Series I, (the "Index Series") and Black Diamond Principal Protected LS Series I (the "LS Series") (collectively the "Series"). For detailed descriptions of the investment objectives of each of the Series and other related information, please refer to the Prospectus of the Trust. Generally, the invesment objective of the Series is to meet or exceed the performance of certain indexes at the end of a seven-year period while protecting a shareholder's Protected Amount over the same seven-year period. Protected Amount means the value of a shareholder's principal investment in a Series (including any sales load charged on the purchase of shares of the Series) as of the Investment Date.

The Trust offers four different classes of shares for each Series - Blue Shares, Green Shares, Silver Shares and Gold Shares. Each share of each Series of the Trust and each class of shares has equal dividend, distribution, liquidation and voting rights, and fractional shares have those rights proportionately, except that expenses related to the distribution of the shares of each class (and certain other expenses such as transfer agency, shareholder service and administration expenses) are borne solely by those shares and each class votes separately with respect to the provisions of any Rule 12b-1 plan which pertains to the class and other matters for which separate class voting is appropriate under applicable law.

A. SIGNIFICANT ACCOUNTING POLICIES. The following significant accounting policies are in conformity with accounting principles generally accepted in the United States of America for investment companies. Such policies are consistently followed by the Trust in the preparation of its financial statements. Accounting principles generally accepted in the United States of America may require management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

1. SECURITY VALUATION: Any security for which the primary market is an exchange is valued at the last sale price on such exchange on the day of valuation or, if there was no sale on such day, the mean of the last bid and asked price quoted on such day. In the case of other Series securities, including U.S. Government securities but excluding money market instruments and debt securities maturing in 60 days or less, the valuations are based on latest quoted bid prices. Money market instruments and debt securities maturing in 60 days or less are valued at amortized cost. Prices may be furnished by a reputable independent pricing service approved by the Board of Trustees (the "Board"). All other securities and other assets of a Series for which current market quotations are not readily available are valued at fair value as determined in good faith by the Board and in accordance with procedures adopted by the Board.

2. FEDERAL INCOME TAXES: It is each Series' intention to continue to qualify as a regulated investment company and distribute all of its taxable income.
 Accordingly, no provision for Federal income taxes is required in the financial statements.

3. ZERO COUPON TREASURIES: Zero coupon treasuries are debt obligations issued or guaranteed by the U.S. Treasury and sold at a significant discount from their face value and do not pay current interest to holders prior to maturity, a specified redemption date or cash payment date. The discount approximates the total interest the securities will accrue and compound over the period to maturity or the first interest payment date at a rate of interest reflecting the market rate of interest at the time of issuance. The original issue discount on the zero-coupon securities must be included ratably in the income of a Series as the income accrues, even though payment has not been received. Because interest on zero coupon

BLACK DIAMOND FUNDS
Notes to Financial Statements
June 30, 2003 (Unaudited)

treasuries is not paid on a current basis but is in effect compounded, the value of these securities is subject to greater fluctuations in response to changing interest rates than the value of debt obligations which distribute income regularly. It is not expected that this risk will affect the ability of a Series to receive the par value of its investments in zero coupon treasuries on their maturity date or the ability of a Series to pay a shareholder's Protected Amount if the zero coupon treasuries are held until maturity.

4. OPTIONS ON FIXED-INCOME SECURITIES AND EQUITY SECURITIES: The Series may purchase exchange-traded or over-the-counter call options on fixed-income
securities and equity securities.  The LS Series also  may   purchase
exchange-traded or over-the-counter put options on fixed-income securities or equity securities. The Series may employ these investment strategies to enhance their performance or to hedge against a decline in the value of securities owned by the Series. A call option is a contract under which the purchaser of the call option, in return for a premium paid, has the right to buy the security underlying the option at a specified price at any time during the term of the option. The writer of the call option, who receives the premium, has the obligation upon exercise of the option to deliver the underlying security against payment of the exercise price. A put option gives its purchaser, in return for a premium, the right to sell the underlying security at a specified price during the term of the option. The writer of the put, who receives the premium, has the obligation to buy, upon exercise of the option, the underlying security at the exercise price. The amount of a premium received or paid for an option is based upon certain factors, including the market price of the underlying security, the relationship of the exercise price to the market price, the historical price volatility of the underlying security, the option period and interest rates.

5.  OPTIONS  ON INDICES: The  Series   may   purchase   exchange-traded   or
over-the-counter call options on stock indices. The LS Series may also purchase exchange-traded or over-the-counter put options on stock indices. The
Series  may  employ  these  investment   strategies  to  enhance  their
performance or to hedge against a decline in the value of securities owned by the Series. A stock index option is an option contract whose value is based on the value of a stock index at some future point in time. Stock indices fluctuate with changes in the market values of the stocks included in the index. The effectiveness of purchasing or writing stock index options will depend upon the extent to which price movements in the Series' investment portfolio correlate with price movements of the stock index selected.
  Accordingly, successful use by the Series of options on stock indexes will be subject to the Subadviser's ability to correctly analyze movements in the direction of the stock market generally or of particular industry or market segments.

6. EXCHANGE TRADED FUNDS: The Series may invest up to 10% of its total assets in shares of Exchange Traded Funds ("ETFs"). ETFs are exchange-traded investment companies that are designed to provide investment results corresponding to an equity index and include, among others, Standard & Poor's Depository Receipts, Nasdaq-100 Index Tracking Stock and iShares exchange-traded funds.

Under the 1940 Act, a Series' investment in ETFs currently is limited to (i)3% of the total voting stock of any one investment company (i.e., any one ETF),
(ii) 5% of the Series' total assets with respect to any one investment company (i.e., any one ETF) and (iii) 10% of the Series' total assets in the aggregate. Investments in the securities of other investment companies may involve duplication of advisory fees and certain other expenses.

7. DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS: The Series distributes its net investment income and net capital gain at least annually. Unless otherwise instructed, the Series will automatically reinvest all income dividends and capital gain distributions into additional shares of the Series. Shares become entitled to receive distributions on the day after the shares are issued.

BLACK DIAMOND FUNDS
Notes to Financial Statements
June 30, 2003 (Unaudited)

If you elect to receive your distributions in cash you will reduce your Protected Amount by the same percentage amount that the distribution represents of your total account value, your current investment in the Series, including any distributions to be received by you in cash.

For Federal income tax purposes, distributions are treated the same whether they are received in cash or reinvested.

8. ORGANIZATIONAL COSTS: Estimated organizational expenses of the Trust in the amount of $96,000 incurred prior to the offering of the Series' shares will be absorbed by the Investment Manager. It is estimated that the Investment Manager will incur, and be reimbursed, approximately $668,000 by the Series in offering costs, which will be allocated by the Trust on a pro rata basis amongst the Series and subsequent series launched by the Trust. Actual costs and reimbursements could differ from these estimates.

9. OTHER: Security transactions are accounted for on the date the securities are purchased or sold. Costs used in determining realized gains and losses on the sale of investment securities are those of specific securities sold. Interest income is recognized on the accrual basis. Discounts and premiums on securities purchased are amortized over their respective lives.

B. ADVISER AND SUBADVISER FEE. The Series' investment adviser is Black Diamond Asset Management LLC (the "Adviser"). The Trust, on behalf of each Index Series, pays the Adviser a fee as a percentage of aggregate average daily net assets of all the Index Series at an annualized rate of 0.50% of the first $2 billion in aggregate average daily net assets, 0.55% of the excess over $2 billion up to $3 billion in aggregate average daily net assets, 0.60% of the excess over $3 billion up to $4 billion in aggregate average daily net assets and 0.65% of the excess over $4 billion in aggregate average daily net assets.

The Trust, on behalf of the LS Series, pays the Adviser a fee as a percentage of the LS Series' average daily net assets at an annualized rate of 0.125%, plus an amount equal to 12.5% of the amount by which the return of the LS Series at each calendar quarter-end exceeds the highest previous calendar quarter-end return of the LS Series.

The Trust, on behalf of each Index Series, pays the Broadmark Asset Management, LLC (the "Subadviser") a fee as a percentage of aggregate average daily net assets of all the Index Series at an annualized rate of 0.50% of the first $2 billion in aggregate average daily net assets, 0.45% of the excess over $2 billion up to $3 billion in aggregate average daily net assets, 0.40% of the excess over $3 billion up to $4 billion in aggregate average daily net assets and 0.35% of the excess over $4 billion in aggregate average daily net assets.
 In addition, the Trust, on behalf of the LS Series, pays the Subadviser a fee as a percentage of the LS Series' average daily net assets at an annualized rate of 0.125%, plus an amount equal to 12.5% of the amount by which the return of the LS Series at each calendar quarter-end exceeds the highest previous calendar quarter-end return of the LS Series.

C. ADMINISTRATIVE FEE. The Trust has entered into a Global Custody Agreement with JPMorgan Chase Bank and an Administrative Service Agreement with J.P. Morgan Investor Services Company to provide custody and administrative, fund accounting and transfer agency services to the Series, respectively.

D. TRUSTEE FEE. Each Trustee is paid an annual retainer fee of $8,000 for the
Trustee's service to the Trust.   In addition, each Trustee is paid a fee of
$3,000 for each Board meeting attended (whether in person or by electronic communication). Trustees are also reimbursed for travel and related expenses incurred in attending Board meetings.

E. DISTRIBUTOR. ALPS Distributors, Inc. (the "Distributor"), a registered broker-dealer and member of the National Association of Securities Dealers, Inc., is the distributor of the

BLACK DIAMOND FUNDS
Notes to Financial Statements
June 30, 2003 (Unaudited)

shares of the Series. The Distributor acts as the representative of the Trust in connection with the offering of the shares of the Series. The Distributor may enter into arrangements with banks, broker-dealers or other financial institutions through which investors may purchase or redeem shares and may, at its own expense, compensate persons who provide services in connection with the sale or expected sale of shares of the Series.

The Trust has adopted a service plan pursuant to Rule 12b-1 under the Act, which the Trust may pay quarterly fees on behalf of the Blue Shares, Green Shares, Silver Shares and Gold Shares of each Series at an annual rate of up to 0.50% of the average net assets of the Blue Shares and Green Shares of each Series and 0.35% of the average net assets of the Silver Shares and Gold Shares of each Series. Because these fees are paid out of the assets of the Blue Shares, Green Shares, Silver Shares and Gold Shares of a Series on an on-going basis, over time these fees will increase the cost of a shareholder's investment and may cost the shareholder more than paying other types of sales loads. These fees are used to compensate financial intermediaries (including the Adviser) for providing administrative services to shareholders, including sub-transfer agency, subaccounting and other shareholder services.

The Blue Shares and Green Shares of the Index Series pay 0.25% of the average daily net assets of each class for the servicing of shareholder accounts. The Blue Shares and Green Shares of the LS Series pay 0.10% of the average daily net assets of each class for the servicing of shareholder accounts. Because each class pays shareholder service fees on an ongoing basis, a shareholder's investment cost over time may be higher than paying other types of sales loads.
 The shareholder service fee may be paid to the Adviser, Subadviser or other financial institutions that provide shareholder services with respect to a class.

F. PURCHASES AND SALES OF SECURITIES: For the period ended June 30, 2003, there were no purchases or sales of investment securities other than temporary cash investments.

G. CAPITAL SHARE TRANSACTIONS: Transactions in Series shares for the period from April 17, 2003 (commencement of operations) to June 30, 2003, indicated below:

                 500      100     2000      400       LS
               SERIES   SERIES   SERIES   SERIES    SERIES
               ------   ------   ------   ------    ------

SHARES SOLD
Blue
 Shares        538,163  414,497  266,393  273,228   252,041
Green Shares    94,312   28,664    9,575    9,575    38,561
Silver Shares       --       --       --       --        --
Gold
 Shares             --       --       --       --        --
               -------  -------  -------  -------   -------
Total Shares
 Sold          632,475  443,161  275,968  282,803   290,602
               -------  -------  -------  -------   -------
Beginning of
 the Period      2,000    2,000    2,000    2,000     2,000
               -------  -------  -------  -------   -------
End of the
 Period        634,475  445,161  277,968  284,803   292,602
               =======  =======  =======  =======   =======


H. OTHER: From time to time, certain shareholders may own a large percentage of the shares of a Series. Investment decisions of these shareholders could have a material impact on the Series.

Black Diamond Funds

TRUSTEES

Larry B. Schweiger*
Chairman

R. Carol Casey
Ali Fatemi, Ph. D.

PRINCIPAL OFFICERS

Larry B. Schweiger
Chairman and President

Robert M. Gunville
Chief Operating Officer


Charles F. Fistel
Secretary and Treasurer


INVESTMENT ADVISER AND
ADMINISTRATOR
Black Diamond Asset Management LLC
1200 South Pine Island Road
Suite 300
Plantation, Florida 33324


INVESTMENT SUBADVISER
Broadmark Asset Management LLC
650 Fifth Avenue, 3rd Floor
New York, New York 10019







* "Interested person" as defined in the 1940 Act, of the Trust because of an affiliation with the Adviser.